UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2013

___________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA		94608
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of SecurityHolders.

At the Annual Meeting of Stockholders of Lyris, Inc. (the “Company”) held on February 7, 2013 (the “Annual Meeting”), proxies representing 6,109,083 shares of Common Stock and 2,000,000 shares of Series A Preferred Stock of the Company were present, representing 69% of the 11,554,858 total common and preferred shares authorized to vote. The table below presents the voting results from the Annual Meeting with respect to the election of two (2) Class II directors to serve on the Company’s Board of Directors for a three-year term and until their successors are duly elected and qualified:

Nominee	Votes For	Withheld	Broker Non-Vote
Roy Camblin	8,004,408	104,675	2,919,964
Christopher Harrington	8,004,534	104,549	2,919,964

At the Annual Meeting, the stockholders of the Company also ratified the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013. The proposal received 10,900,988 votes for, 119,127 votes against and 8,932 abstentions.

At the Annual Meeting, the stockholders of the Company also voted to approve the compensation of the Company’s named executive officers on a non-binding basis. The advisory vote received 8,073,780 votes for, 25,941 votes against, 9,632 abstentions and 2,919,964 broker non-votes.

At the Annual Meeting, the stockholders of the Company also voted to recommend an annual vote as the frequency of the non-binding vote on the compensation of the Company’s named executive officers. An annual vote received 8,084,803 votes , a vote every two years received 1,404 votes, a vote every three years received 13,712 votes and there were 9,164 abstentions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc

By:	/s/ Wolfgang Maasberg
Name:	Wolfgang Maasberg
Title:	Chief Executive Officer

Date: February 8, 2013